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                               SCHULER HOMES, INC.
           DEFERRED COMPENSATION PLAN FOR DIRECTORS AND KEY EMPLOYEES
                             EFFECTIVE JULY 1, 2000

                                     PURPOSE

         This Plan is maintained for the purpose of providing Participants an opportunity to defer compensation that would otherwise be currently payable to such Participants. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for members of the Board of Directors and a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE 1

                                   DEFINITIONS

         For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated:

1.1 "Account Balance" shall mean as of any given date called for under the Plan, the sum of the following: (i) the balance of the Participant's Deferral Contribution Account, (ii) the balance of the Participant's Matching Contribution Account, and (iii) the balance of the Participant's Discretionary Contribution Account, as such accounts have been adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan.

1.2 "Base Annual Salary" shall mean the base annual compensation payable to a Participant by an Employer for services rendered during a Plan Year,
         (i) excluding Bonus, commissions, director fees or other additional incentives or awards payable to the Participant, but (ii) before reduction for any Elective Deductions.

1.3 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated by the Participant in accordance with Article 11, to receive the Participant's undistributed Vested Account Balance, in the event of the Participant's death.

1.4 "Beneficiary Designation Form" shall mean the document which shall be used by the Participant to designate his Beneficiary for the Plan.

1.5 "Benefit Distribution Date" shall mean the date that distribution of the Participant's Vested Account Balance is triggered and it shall be deemed to occur as of the date on which the Participant's employment terminates for any reason whatsoever, including but not limited to Retirement, death, Disability or any other reason. In the event the Benefit


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         Distribution Date is triggered due to: (i) a Termination of Employment as such term is defined in Section 1.41, the Participant's Vested Account Balance shall be payable pursuant to Article 6; (ii) a Retirement as such term is defined in Section 1.37, the Participant's Account Balance shall be payable pursuant to Article 7; (iii) a pre-retirement death, the Participant's Vested Account Balance shall be payable pursuant to Article 8; and (iv) a Disability as such term is defined in Section 1.17, the Participant's Vested Account Balance shall be payable pursuant to Article 9.

1.5.1 "Benefit Distribution Form" shall mean the document, executed by the Participant, which specifies the manner in which the Participant shall have the balance of his accounts distributed in the event his Benefit Distribution Date is triggered due to such Participant's Retirement from the Employer or due to his death, Disability or (subject to approval of the Committee) Termination of Employment. The Participant shall elect to receive the Retirement Benefit or Death Benefit or Disability Benefit or (with the approval of the Committee) Termination Benefit in a lump sum or in substantially equal annual payments over a period of 2 to 15 years. The Benefit Distribution Form must be provided to the Committee along with all other Enrollment Forms, pursuant to
         Article 2, prior to participating in the Plan. Notwithstanding the prior language of this Section, the Participant may submit a subsequent Benefit Distribution Form in order to change the form and timing of distribution, provided however, such form shall be effective only if
         (i) it is submitted at least thirteen (13) months prior the Participant's ACTUAL Benefit Distribution Date and (ii) it is approved by the Committee, in its sole discretion.

1.6      "Board" shall mean the board of directors of the Employer.

1.7 "Bonus" shall mean the amounts earned by a Participant for services rendered during a Plan Year under any bonus or incentive plan or arrangement sponsored by an Employer, before reduction for any Elective Deductions, but excluding commissions, stock-related awards and other non-monetary incentives.

1.7.1 "Cause" shall mean that the Participant has committed any one of the following acts:

         (a) willful and continued failure to perform the duties of his position after receiving notice of such failure and being given reasonable opportunity to cure such failure;

         (b) willful misconduct which is demonstrably and materially injurious to the Employer;

         (c)      conviction of a felony; or

         (d) material breach of applicable federal or state securities laws, regulations or licensing requirements or the applicable rules or regulations of any self-regulatory body.


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         No act or failure to act on the part of a Participant shall be considered "willful" unless it is done or omitted to be done in bad faith or without reasonable belief that the action or omission was in the best interest of the Employer.

1.8 "Change in Control" shall mean the earliest to occur of the following events:

         (a) any person or related group of persons (other than the Employer or a person that directly or indirectly controls, is controlled by, or is under common control with, the Employer) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 ("1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Employer's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Employer's stockholders to accept; or

         (b) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

1.9 "Claimant" shall mean the person or persons described in Section 15.1 who apply for benefits or amounts that may be payable under the Plan.

1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority. References to the Code shall include references to any successor section or provision of the Code.

1.11 "Committee" shall mean the committee described in Article 13 which shall administer the Plan.

1.12 "Contributions" shall collectively refer to any and all Deferral Contributions, Matching Contributions and Discretionary Contributions, as such terms have been defined herein.

1.13     "Covered Termination" shall be DEFINED SOLELY FOR PURPOSES OF SECTION
         3.9 and shall mean the termination of a Participant's employment with the Employer and all other Employers within two (2) years following a Change in Control as a result of the Participant's resignation for good reason or a termination by the Participant's Employer without Cause. For purposes of this definition, the phrase "resignation for good reason" shall mean a Participant's resignation following (i) a diminution in the Participant's status, title, position or responsibilities, or an assignment to the Participant of duties inconsistent


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         with the Participant's status, title or position, for reasons other than for Cause or (ii) a material reduction in the Participant's aggregate annualized compensation rate solely as a result of a change adopted unilaterally by the Employer or Employers.

1.14 "Deferral Contribution" shall mean the aggregate amount of Director Compensation, Base Annual Salary or Bonus deferred by a Participant during a given Plan Year in accordance with the terms of the Plan and the Participant's Election Form and "credited" to the Participant's Deferral Contribution Account. Deferral Contributions shall be deemed to be made to the Plan by the Participant on the date the Participant would have received such compensation had it not been deferred pursuant to the Plan.

1.15 "Deferral Contribution Account" shall mean a Participant's aggregate Deferral Contributions, as well as any appreciation (or depreciation) specifically attributable to such Deferral Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals. The Deferral Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Deferral Contribution Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. The Deferral Contribution Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

1.16 "Director Compensation" shall mean any compensation for service on the Board including fees and retainers.

1.17 "Disability" shall mean a period of disability during which a Participant qualifies for total permanent disability benefits under his Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for total permanent disability benefits had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.18     "Disability Benefit" shall mean the benefit set forth in Article 9.

1.19 "Discretionary Contribution" shall mean the aggregate amounts, if any, declared and contributed by the Employer to the Plan on the Participant's behalf during a given Plan Year. Such Discretionary Contributions shall be "credited" to the Participant's Discretionary Contribution Account as of the date determined appropriate by the Employer, in its sole discretion. The amount of any Participant's Discretionary Contribution shall be determined by the Employer , within its sole discretion, and such amount shall not be subject to the formula which determines Matching Contributions.


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1.20     "Discretionary Contribution Account" shall mean a Participant's aggregate Discretionary Contributions, as well as any appreciation (or depreciation) specifically attributable to such Discretionary Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals. The Discretionary Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Discretionary Contribution Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. The Discretionary Contribution Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

1.21 "Election Form" shall mean the document required by the Committee to be submitted by a Participant, on a timely basis, which specifies (i) the amount of Director Compensation, Base Annual Salary and/or Bonus the Participant has elected to defer with respect to a given Plan Year and
         (ii) the portion (if any) of Deferral Contributions which shall be distributable upon an Interim Distribution Date rather than the Benefit Distribution Date. For all Plan Years (excluding any partial Plan Year in which the Plan is implemented), the Election Form must be submitted at least thirty (30) days prior to January 1, the effective date of the Election Form, in order to be deemed timely. An Election Form shall only be effective with respect to Director Compensation, Base Annual Salary and/or Bonus which shall be earned after the effective date of the Election Form. In the event a Participant fails to submit an Election Form with respect to a Plan Year or fails to submit such form on a timely basis, Participant shall not make Deferral Contributions during the Plan Year nor be entitled to Matching Contributions or Discretionary Contributions attributable to the Plan Year.

1.22 "Elective Deductions" shall mean those deductions from a Participant's Base Annual Salary or Bonus for amounts voluntarily deferred or contributed by the Participant pursuant to any qualified or non-qualified deferred compensation plan, including, without limitation, amounts deferred pursuant to Code Section 125, 402(e)(3) and 402(h), provided, however, that all such amounts would have been payable to the Participant in cash had there been no such deferral.

1.23 "Employer" or "Employers" shall mean Schuler Homes, Inc., any successor or assigns, and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that (i) have been selected by the Board to participate in the Plan and (ii) have affirmatively adopted the Plan.

1.24 "Enrollment Forms" shall mean the Participation Agreement, the initial Election Form, the Benefit Distribution Form and any other forms or documents which may be required of a Participant by the Committee, in its sole discretion, PRIOR TO and as a condition of participating in the Plan.


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1.25     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority. References herein to any section of ERISA shall include references to any successor section or provision of ERISA.

1.26 "Financial Emergency" shall mean an unanticipated emergency and severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or the Participant's spouse or a dependent of the Participant, a loss of the Participant's property due to casualty, or such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will be determined by the Committee in its sole discretion and will depend upon the facts of each case, however, a Financial Emergency shall not be deemed to exist to the extent that such hardship is or may be relieved;

                  (i) through reimbursement or compensation by insurance or otherwise,

                  (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

                  (iii) by cessation of Deferral Contributions under the Plan.

         By way of example, the need to send a Participant's child to college or the desire to purchase a home would not be considered a Financial Emergency. As a further example, a Financial Emergency that may be relieved by cessation of Deferral Contributions will be considered to be a Financial Emergency until such time as it is relieved by cessation of Deferral Contributions or by other means.

1.27 "Hypothetical Investment" shall mean an investment fund or benchmark made available to Participants by the Committee for purposes of valuing amounts contributed to the Plan.

1.28 "Interim Distribution Date" shall mean the first day of any calendar year, selected by the Participant, upon which the designated portion of Deferral (as well as any appreciation or depreciation of such amounts due to Investment Adjustments) attributable to a given Plan Year shall be distributed in a lump sum or in substantially equal annual payments over a period of two (2) to 15 years. Such manner of payment election must be made at the time of filing the Election Form. Notwithstanding the prior sentence, in no event shall a Participant be permitted to select a date which is less than THREE (3) years from the end of the Plan Year to which the Election Form relates.

1.29 "Investment Adjustment(s)" shall mean any appreciation credited to (as income or gains) or depreciation deducted from (as losses) a Participant's Deferral Contribution Account, Matching Contribution Account and/or Discretionary Contribution Account, in accordance with such Participant's selection of Hypothetical Investments pursuant to the Participant's Investment Allocation Form(s).

1.30 "Investment Allocation Form" (i) shall apply with respect to those Deferral Contributions, Matching Contributions and Discretionary Contributions made to the Plan


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         after the effective date of the Investment Allocation Form but prior to the timely filing of a subsequent Investment Allocation Form and (ii) shall determine the manner in which such Deferral Contributions, Matching Contributions and/or Discretionary Contributions shall be allocated by the Participant among the various Hypothetical Investments within the Plan. A Participant may make changes to his or her investment allocation choices in accordance with the guidelines, timetable and manner set forth by the Committee.

1.31 "Matching Contribution" shall mean the aggregate amount (if any) contributed by the Employer (as applicable) to the Plan on a Participant's behalf during a given Plan Year, based on such Participant's Deferral Contributions and the matching formula contained in his Participation Agreement. Such Matching Contributions shall be "credited" to the Participant's Matching Contribution Account as of the date determined appropriate by the Employer (as applicable) in its sole discretion.

1.32 "Matching Contribution Account" shall mean a Participant's aggregate Matching Contributions, as well as any appreciation (or depreciation) specifically attributable to such Matching Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals. The Matching Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Matching Contribution Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. The Matching Contribution Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

1.33 "Participant" shall mean a member of the Board of Directors or any employee (i) who is selected to participate in the Plan in accordance with Section 2.1, (ii) who elects to participate in the Plan, (iii) who signs the applicable Enrollment Forms (and other forms required by the Committee) on a timely basis, and (iv) whose signed Enrollment Forms (and other required forms) are accepted by the Committee.

1.34 "Participation Agreement" shall mean the separate written agreement entered into by and between the Employer and the Participant, which shall indicate the Participant's intent to defer compensation subject to the terms of the Plan and the Participation Agreement itself. The Participation Agreement shall include the matching formula applicable to such Participant for determining the amount of Matching Contributions as well as the vesting schedules (if any) which shall supersede the standard vesting schedule described in Section 3.7 of the Plan.

1.35 "Plan" shall mean the Schuler Homes, Inc. Deferred Compensation Plan for Directors and Key Employees, which shall be evidenced by this instrument, each Participation Agreement and by each Enrollment Form, as they may be amended from time to time.


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1.36     "Plan Year" shall mean the initial period beginning on July 1, 2000 and ending on December 31, 2000. Thereafter, the term "Plan Year" shall mean the period beginning on January 1 of each year and ending December 31.

1.37 "Retirement," "Retires" or "Retired" shall mean, with respect to an Employee, severance from employment on or after the attainment of age sixty-five (65) for any reason other than an authorized leave of absence, Disability or death or for Cause termination.

1.38     "Retirement Benefit" shall mean the benefit set forth in Article 7.

1.39     Reserved.

1.40     "Termination Benefit" shall mean the benefit set forth in Article 6.

1.41 "Termination of Employment" shall mean the voluntary or involuntary severing of employment, with any and all Employers, for any reason other than Retirement, Disability, or death.

1.42 "Trust" shall mean a grantor trust of the type commonly referred to as "rabbi trust" created to "informally fund" contingent benefits payable under the Plan.

1.43 "Vested Account Balance" shall mean, as of any given measurement date called for under the Plan, the sum of the following: (i) the balance of the Participant's Deferral Contribution Account, (ii) the Vested portion of the Participant's Matching Contribution Account, and (iii) the Vested portion of the Participant's Discretionary Contribution Account, as such accounts (or portions thereof) have been adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan and the Participation Agreement.

                                    ARTICLE 2

                       ELIGIBILITY, SELECTION, ENROLLMENT

2.1 ELIGIBILITY, SELECTION BY COMMITTEE. Any member of the Board of Directors and those employees who are (i) determined by the Employer to be includable in a select group of management or highly compensated employees of the Employer (ii) specifically chosen by the Employer to participant in the Plan, and (iii) approved for such participation by the Committee, in its sole discretion, shall be eligible to defer compensation into the Plan subject to the enrollment requirements described in Section 2.2.

2.2 ENROLLMENT REQUIREMENTS. Each individual deemed eligible to defer compensation into the Plan pursuant to Section 2.1, shall, as a condition to participating in the Plan, complete and return to the Committee all of the required Enrollment Forms, on a timely basis. In addition, the Committee shall in its sole discretion, establish such other enrollment requirements necessary for continued participation in the Plan.


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2.3      COMMENCEMENT OF PARTICIPATION. Provided a Participant has met all
         enrollment requirements set forth in this Plan and required by the Committee, including returning the Enrollment Forms and other required documents to the Committee within the specified time period, the Participant's participation shall commence as of the date established by the Committee in its sole discretion. If a Participant fails to meet all such requirements within the specified time period with respect to any Plan Year, the Participant shall not be eligible to defer compensation during that Plan Year.

                                    ARTICLE 3

   DEFERRAL CONTRIBUTIONS, MATCHING CONTRIBUTIONS, DISCRETIONARY CONTRIBUTIONS
                    INVESTMENT ADJUSTMENTS, TAXES AND VESTING

3.1      DEFERRAL CONTRIBUTIONS.

         (a) ELECTION TO DEFER. A Participant may make an election to defer the receipt of amounts payable to the Participant, in the form of Director Compensation, Base Annual Salary or Bonus, during any Plan Year. The Participant's intent to defer shall be evidenced by a Participation Agreement and annual Election Form, both completed and submitted to the Committee in accordance with such procedures and time frames as may be established by the Committee in its sole discretion. Amounts deferred by a Participant with respect to a given Plan Year shall be referred to collectively as a Deferral Contribution and shall be credited to a Deferral Contribution Account established in the name of the Participant.

         (b)      COMPONENTS OF DEFERRAL CONTRIBUTIONS.

                  (i) BASE ANNUAL SALARY. A Participant may designate a percentage or a fixed dollar amount to be deducted from his Base Annual Salary. Such amount shall be withheld, in substantially equal installments, from each regularly scheduled payment of Base Annual Salary. If a fixed dollar amount is designated by the Participant to be deducted from any Base Annual Salary payment and such fixed dollar amount exceeds the Base Annual Salary actually payable to the Participant, the entire amount of such Base Annual Salary shall be withheld (subject to Section 3.1(d)).

                  (ii) BONUS. A Participant may designate a fixed dollar amount or a percentage to be deducted from his Bonus. If a fixed dollar amount is designated by the Participant to be deducted from any Bonus payment and such fixed dollar amount exceeds the Bonus actually payable to the Participant, the entire amount of such Bonus shall be withheld.

                  (iii) DIRECTOR COMPENSATION. A Participant may designate a fixed dollar amount or a percentage to be deducted from his Director Compensation. If a fixed dollar amount is designated by the Participant to be deducted from Director Compensation and such fixed dollar amount exceeds the


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                           Director Compensation actually payable to the
                           Participant, the entire amount of such Director Compensation shall be withheld.

         (c)      MINIMUM DEFERRAL.

                  (i) MINIMUM. During any Plan Year the Committee may permit a Participant to elect to defer one or more of Base Annual Salary, Bonus or Director Compensation, pursuant to an Election Form, provided that the aggregate amount deferred annually equals or exceeds $5,000.

                  (ii) SHORT PLAN YEAR. If a Director or an Employee first becomes a Participant after the first day of any Plan Year, the minimum deferral of each of the Participant's Director Compensation, Base Annual Salary or Bonus shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12:

         (d) MAXIMUM DEFERRAL. For any given Plan Year the Committee may permit a Participant to defer, pursuant to an Election Form, one or more of the following forms of compensation up to the following maximum percentages:

                                                     Maximum
                            Deferral               Percentage
                            --------               ----------
                       Base Annual Salary             100%
                              Bonus                   100%
                      Director Compensation           100%

                  Notwithstanding the above, the Committee may establish a lower Maximum Deferral amount for any Plan Year. In addition, the maximum deferral amount specified above with respect to any Participant shall be reduced by (i) the amount of the employee portion of Social Security taxes or any similar amounts required to be withheld from the Participant's deferral under Federal or state law and (ii) the maximum amount of deferral permitted to a participant under any cash or deferred arrangement intended to qualify under Code Section 401(k) that is sponsored by the Employer and under which such Participant is eligible to participate.

3.2 MATCHING CONTRIBUTIONS. A Participant may be credited with a Matching Contribution for any Plan Year in which such amounts are declared by the Employer with respect to the Participant. Such Matching Contributions shall be credited to a Matching Contribution Account in the name of the Participant. The Committee shall have sole discretion to determine with respect to each Plan Year and each Participant: (i) whether any Matching Contribution is due to the Participant and (ii) the amount of such Matching Contribution.


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

3.3 DISCRETIONARY CONTRIBUTIONS. A Participant may be credited with Discretionary Contributions for any Plan Year in which such amounts are declared by the Employer with respect to the Participant. Such Discretionary Contributions shall be credited to a Discretionary Contribution Account in the name of the Participant. The Committee shall have sole discretion to determine with respect to each Plan Year and each Participant: (i) whether any Discretionary Contribution was declared with respect to the Participant and (ii) the amount of such Discretionary Contribution.

3.4      RESERVED.

3.5 SELECTION OF HYPOTHETICAL INVESTMENTS. The Participant shall, via his Investment Allocation Form(s), as more fully described in Section 1.30 select one or more Hypothetical Investments among which his various contributions shall be distributed. At the beginning of each Plan Year, the Committee shall provide the Participant with a list of Hypothetical Investments available. From time to time, in the sole discretion of the Committee, the Hypothetical Investments available within the Plan may be revised. All Hypothetical Investment selections must be denominated in whole percentages unless the Committee determines that lower increments are acceptable. A Participant may make changes in his selected Hypothetical Investments in accordance with the guidelines, timetable and manner set forth by the Committee.

3.6 ADJUSTMENT OF PARTICIPANT ACCOUNTS. While a Participant's accounts do not represent the Participant's ownership of, or any ownership interest in, any particular assets, the Participant's accounts shall be adjusted in accordance with the Hypothetical Investment(s) chosen by the Participant on his (i) Investment Allocation Form, subject to the conditions and procedures set forth herein or established by the Committee from time to time. Any cash earnings generated under an Hypothetical Investment (such as interest and cash dividends and distributions) shall, at the Committee's sole discretion, either be deemed to be reinvested in that Hypothetical Investment or reinvested in one or more other Hypothetical Investment(s) designated by the Committee. All notional acquisitions and dispositions of Hypothetical Investments which occur within a Participant's accounts, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant's accounts shall be adjusted accordingly. Accordingly, if a distribution or re-allocation must occur pursuant to the terms of the Plan and all or some portion of the Account Balance must be valued in connection such distribution or re-allocation (to reflect Investment Adjustments), the Committee may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates which shall be used for valuation purposes. Notwithstanding anything to the contrary, any Investment Adjustments made to any Participants' accounts following a Change in Control shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Change in Control.

3.7      WITHHOLDING OF TAXES.

         (a) ANNUAL WITHHOLDING FROM COMPENSATION. For any Plan Year in which Deferral Contributions, Matching Contributions and/or Discretionary Contributions are MADE TO or VESTED WITHIN the Plan (as applicable), the Employer shall withhold the Participant's share of FICA and other employment taxes required to be withheld from the portion of the Participant's Base Annual Salary and/or Bonus not deferred. If deemed appropriate by the Committee, the Participant's Election Form may be reduced in certain instances where necessary to facilitate compliance with applicable withholding requirements.

         (b) WITHHOLDING FROM BENEFIT DISTRIBUTIONS. The Participant's Employer (or the trustee of the Trust, as applicable), shall withhold from any payments made to a Participant under this Plan all federal, state and local income, and other taxes required to be withheld by the Employer (or the trustee of the Trust, as applicable), in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer (or the trustee of the Trust, as applicable).

3.8 VESTING. The Participant shall at all times be one hundred percent (100%) vested in all Deferral Contributions, as well as in any appreciation (or depreciation) specifically attributable to such contributions due to Investment Adjustments. For so long as the Participant continues to be an employee of the Employer and/or serve as a member of the Board, the Participant shall vest in Matching Contributions and/or Discretionary Contributions, as well as in any appreciation (or depreciation) specifically attributable to such amounts due to Investment Adjustments, pursuant to the following sentence. Matching and Discretionary Contributions shall vest at an annual rate of 20% each year with such vesting increments occurring on every December 31st (provided that the Participant continues to be an employee of the Employer and/or serve as a member of the Board on such date) of the five (5) calendar years that follow the Plan Year for which the contribution was made. Notwithstanding the prior two sentences, in the event a vesting schedule is contained in a Participant's Participation Agreement, such vesting schedule shall supersede the vesting schedule described in this Section 3.8.

3.9 VESTING UPON RETIREMENT OR A COVERED TERMINATION. Notwithstanding any contrary language of this Plan, upon a Participant's (i) termination due to Retirement or (ii) a Covered Termination (as such term has been defined in Section 1.13), or (iii) death or (iv) Disability (as such term has been defined in Section 1.17), such Participant shall be one hundred percent (100%) vested in all of his undistributed Deferral Contributions, Matching Contributions and/or Discretionary Contributions, as well as any appreciation (or depreciation) specifically attributable to such amounts due to Investment Adjustments.

3.10 ACCELERATION OF VESTING BY COMMITTEE. Notwithstanding anything to the contrary contained in the Plan or any individual's Participation Agreement, the Committee shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any amounts credited to the Matching Contribution Account or Discretionary Contribution

         Account of any Participant and any such acceleration shall be evidenced by a written notice to the Participant setting forth in detail the amounts affected by the Committee's decision to accelerate vesting as well as the terms of the new vesting schedule applicable to such amounts.

                                    ARTICLE 4

                             SUSPENSION OF DEFERRALS

4.1 FINANCIAL EMERGENCIES. If a Participant experiences a Financial Emergency, the Participant may petition the Committee to suspend any deferrals required to be made by the Participant pursuant to his current Election Form. The Committee shall determine, in its sole discretion, whether to approve the Participant's petition. If the petition for a suspension is approved, suspension shall commence upon the date of approval and shall continue until the earlier of (i) the end of the Plan Year or (ii) the date the Financial Emergency ceases to exist, as determined by the Committee in its sole discretion. The Participant's eligibility for Matching Contributions shall be suspended.

4.2 DISABILITY. From and after the date that a Participant is deemed to have suffered a Disability, any current Election Form of the Participant shall automatically be suspended and no further deferrals shall be required to be made by the Participant pursuant to his current Election Form. The Participant's eligibility for Matching Contributions shall be similarly suspended.

4.3 LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take an UNPAID leave of absence from the employment of the Employer, the Participant's deferrals shall be suspended (as well as his eligibility for Matching Contributions) until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume (as will eligibility for Matching Contributions) for the remaining portion of the Plan Year in which the expiration or return occurs, based on the Election Form, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld. If a Participant is authorized by the Participant's Employer for any reason to take a PAID leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the appropriate amounts shall continue to be withheld from the Participant's compensation pursuant to the Participant's then current Election Form.

                                    ARTICLE 5

                       INTERIM AND HARDSHIP DISTRIBUTIONS

5.1 INTERIM DISTRIBUTIONS. A Participant may make an advance election, at the time he files any Election Form for a given Plan Year, to have certain amounts deferred under such Election Form payable from his Deferral Contribution Account at an Interim Distribution Date designated by the Participant, instead of payable at the Participant's Benefit

         Distribution Date. Such amount(s) shall be measured on the applicable Interim Distribution Date and shall be payable within thirty (30) days of such Interim Distribution Date. The Participant's selection of an Interim Distribution Date must comply with the language of Section
         1.28. Notwithstanding a Participant's advance election to designate an Interim Distribution Date or Dates, the amounts which would otherwise be subject to such Interim Distribution Date or Dates shall be distributable upon the Participant's Benefit Distribution Date (pursuant to Article 6, 7, 8 or 9 as applicable), if such date occurs prior to any Interim Distribution Date.

5.2 WITHDRAWAL IN THE EVENT OF A FINANCIAL EMERGENCY. A Participant who believes he has experienced a Financial Emergency may request in writing a withdrawal of a portion of his accounts necessary to satisfy the emergency. The Committee shall determine, in its sole discretion,
         (i) whether a Financial Emergency has occurred, (ii) the amount reasonably required to satisfy the Financial Emergency as well as (iii) the accounts from which the withdrawal shall be made; provided, however, that the withdrawal shall not exceed the Participant's Vested Account Balance. In making any determinations under this Section 5.2, the Committee shall be guided by the prevailing authorities under the Code. If, subject to the sole discretion of the Committee, the petition for a withdrawal is approved, the distribution shall be made within sixty (60) days of the date of approval by the Committee.

                                    ARTICLE 6

                               TERMINATION BENEFIT

6.1 TERMINATION BENEFIT. In the event the Participant's Benefit Distribution Date is triggered due to his Termination of Employment (as such term is defined in Section 1.41), the Participant shall receive a Termination Benefit and no other benefits shall be payable under the Plan.

6.2 PAYMENT OF TERMINATION BENEFIT. The Termination Benefit shall be (a) a lump sum payment equal to the Participant's Vested Account Balance and shall be made no later than thirty (30) days after the occurrence of the Participant's Benefit Distribution Date or (b) in a manner of payment that is requested by the Participant and approved by the Committee. If, within one (1) year after Termination of Employment, the Participant becomes an employee of another homebuilding company in a geographic market in which the Employer competes, any Matching Contributions and/or Discretionary Contributions and earnings accrued while in the Plan shall be excluded from the Termination Benefit. If already paid, the former Participant shall reimburse the Employer for the Employer's Matching and/or Discretionary Contributions and earnings accrued thereon while in the Plan.

6.3 DEATH PRIOR TO PAYMENT OF TERMINATION BENEFIT. If a Participant dies after his Termination of Employment but before the Termination Benefit is paid to him, the Participant's unpaid Termination Benefit shall be paid to the Participant's Beneficiary.

                                    ARTICLE 7

                               RETIREMENT BENEFIT

7.1 RETIREMENT BENEFIT. In the event the Participant's Benefit Distribution Date is triggered due to his Retirement (as such term is defined in Section 1.37), the Participant shall receive the Retirement Benefit and no other benefit shall be payable under the Plan.

7.2 PAYMENT OF RETIREMENT BENEFIT. The Retirement Benefit shall be payable in the form previously selected by the Participant, pursuant to his Benefit Distribution Form, and shall commence (or be fully paid, in the event a lump sum form of distribution was selected) no later than thirty (30) days after the occurrence of the Participant's Benefit Distribution Date. The initial installment shall be based on the value of the Participant's Account Balance, measured on his Benefit Distribution Date and shall be equal to 1/n (where `n' is equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date.

7.3 DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFIT. If a Participant dies after Retirement but before the Retirement Benefit has commenced or been paid in full, the Participant's unpaid Retirement Benefit payments shall be paid to the Participant's beneficiary in either a stream of payments or in a lump sum, equal to the Participant's remaining Vested Account Balance. If a lump sum payment, it shall be made within thirty
         (30) days of the date of the Participant's death.

                                    ARTICLE 8

                          PRE-RETIREMENT DEATH BENEFIT

8.1 PRE-RETIREMENT DEATH BENEFIT. In the event the Participant's Benefit Distribution Date is triggered due to his death during employment, the Participant's Beneficiary shall receive the pre-retirement death benefit described below and no other benefits shall be payable under the Plan.

8.2 PAYMENT OF PRE-RETIREMENT DEATH BENEFIT. The pre-retirement death benefit shall be equal to the Participant's Account Balance and shall be paid out in accordance with the instructions provided in the Participant's Benefit Distribution Form.

                                    ARTICLE 9

                               DISABILITY BENEFIT

9.1 DISABILITY BENEFIT. A Participant suffering a Disability shall receive a Disability Benefit equal to his Account Balance. The Disability Benefit shall be paid out in accordance with the Participant's Benefit Distribution Form.

                                   ARTICLE 10

                                ELECTIVE BENEFIT

10.1 ELECTION TO RECEIVE VESTED ACCOUNT BALANCE. A Participant may request, through submission of an executed writing, to receive distribution of his entire Vested Account Balance without regard to (i) whether payment of benefits under the Plan are due or (ii) whether a Financial Emergency has occurred. Any distribution so requested shall be made as soon as practical following the Participant's submission of the executed writing and shall be subject to (i) forfeiture of ten percent (10%) of his entire Vested Account Balance and (ii) suspension of his participation in the Plan for the balance of the Plan Year in which the distribution is requested as well as the subsequent Plan Year.

                                   ARTICLE 11

                             BENEFICIARY DESIGNATION

11.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate a Beneficiary or Beneficiaries to receive, in the event of the Participant's death, those benefits payable under the Plan. The Beneficiary(ies) designated under this Plan may be the same as or different from the Beneficiary designation made under any other plan of the Employer.

11.2 BENEFICIARY DESIGNATION, CHANGE, SPOUSAL CONSENT. A Participant shall designate his Beneficiary by completing and signing a Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change his Beneficiary by completing, signing and submitting to the Committee a revised Beneficiary Designation Form in accordance with the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon acknowledgement by the Committee of a revised Beneficiary Designation Form, all Beneficiary designations previously filed shall be deemed canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form both (i) filed by the Participant and (ii) acknowledged by the Committee, prior to his death.

11.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

11.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant's estate.

11.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

11.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and the Participant's Participation Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 12

                     TERMINATION, AMENDMENT OR MODIFICATION

12.1 TERMINATION. Although the Employer anticipates that they will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and to terminate the Plan, at any time, with respect to its participating Employees by action of its board of directors. Upon the termination of the Plan with respect to any Employer, all amounts credited to each of the Participant accounts of each affected Participant shall be 100% vested and shall be paid to the Participant or, in the case of the Participant's death, to the Participant's Beneficiary, in a lump sum notwithstanding any elections made by the Participant, and the Participation Agreements relating to each of the Participant's accounts shall terminate upon full payment of such Vested Account Balance.

12.2 AMENDMENT. The Employer may, at any time, amend or modify the Plan in whole or in part with respect to any or all Employers by the actions of the Board; provided, however, that (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was ELIGIBLE to Retire, calculated as if the Participant had Retired as of the effective date of the amendment or modification, and (ii) except as specifically provided in
         Section 12.1, no amendment or modification shall be made after a Change in Control which adversely affects the vesting, calculation or payment of benefits hereunder or diminishes any other rights or protections any Participant or Beneficiary would have had, but for such amendment or modification, unless each affected Participant or Beneficiary consents in writing to such amendment.

12.3 EFFECT OF PAYMENT. The full payment of the applicable benefit under the provisions of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under this Plan and each of the Participant's Participation Agreement shall terminate.

                                   ARTICLE 13

                                 ADMINISTRATION

13.1 COMMITTEE DUTIES. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by Participant or the Employer.

13.2 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

13.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.4 INDEMNITY OF COMMITTEE. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in case of willful misconduct by the Committee or any of its members or any such employee.

13.5 EMPLOYER INFORMATION. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 14

                          OTHER BENEFITS AND AGREEMENTS

         The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or programs except as may otherwise be expressly provided.

                                   ARTICLE 15

                                CLAIMS PROCEDURES

15.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty
         (60) days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

15.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                  (i) the specific reason(s) for the denial of the claim, or any part of it;

                  (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the claim review procedure set forth in Section 15.3 below.

15.3 REVIEW OF A DENIED CLAIM. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)      may review pertinent documents;

         (b)      may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

15.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)      specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)      such other matters as the Committee deems relevant.

                                   ARTICLE 16

                                      TRUST

16.1 ESTABLISHMENT OF THE TRUST. The Employer may establish one or more Trusts to which the Employers may transfer such assets as the Employers determine in their sole discretion to assist in meeting their obligations under the Plan.

16.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Participation Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.

16.3 DISTRIBUTIONS FROM THE TRUST. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

                                   ARTICLE 17

                                  MISCELLANEOUS

17.1 STATUS OF PLAN. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent. All Participant accounts and all credits and other adjustments to such Participant accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan. No Participant accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.

17.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets, shall be, and remain, the general, unpledged unrestricted assets of the Employer. Any Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3 EMPLOYER'S LIABILITY. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Participation Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his Participation Agreement.

17.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in actual receipt, the amount, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owned by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

17.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan and the Participation Agreement, this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement. Nothing in this Plan or any Participation Agreement shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6 FURNISHING INFORMATION. A Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8 CAPTIONS. The captions of the articles, sections or paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of HAWAII without regard to its conflicts of law principles.

17.10 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                  Schuler Homes, Inc.
                  828 Fort Street Mall, 4th Floor
                  Honolulu, HI  96813
                  Attn:  Manager, Human Resources

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

17.12 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.13 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.14 DISTRIBUTION IN THE EVENT OF TAXATION. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to its receipt, a Participant may petition the Committee or the trustee of the Trust, as applicable, for a distribution of that portion of his benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately, funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed a Participant's unpaid Vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be subject to regular withholding and made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

17.15 INSURANCE. The Employer, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employer or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employer shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance Employer or companies to whom the Employer has applied for insurance.

17.16 EMPLOYER Each Subsidiary of the Employer can become an adopting Employer in accordance with the terms of the Plan. With the consent of the Employer, the Plan may be adopted in accordance with the provisions of Section 17.17 by any other Subsidiary of the Employer for the benefit of its Eligible Employees.

17.17 ADDITIONAL EMPLOYERS. Any Subsidiary of the Employer may adopt the Plan and become an Employer hereunder by filing with the Committee a certified copy of a resolution of the Board of Directors of the Subsidiary providing for its adoption of the Plan and a certified copy of a resolution of the Board of Directors of the Employer consenting to such adoption.

17.18 LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL. The Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of the Participant's Employer (which might then be composed of new members) or a shareholder of the Employer, or of any successor corporation, might then cause or attempt to cause the Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Participant's Employer to institute arbitration or litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any arbitration, litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Participant's Employer irrevocably authorize such Participant to retain counsel of his choice at the expense of the Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any arbitration, litigation or other legal action, whether by or against the Participant's Employer or any director, officer, shareholder or other person affiliated with the Participant's Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF, the Employer has signed this Plan document as of June 1, 2000.

                                          Schuler Homes, Inc.
                                          A Delaware Corporation

                                          By:/s/ JAMES K. SCHULER
                                             ----------------------------

                                          Name:  James K. Schuler

                                          Title:  President

                                 TRUST AGREEMENT

       THIS TRUST AGREEMENT, made and entered into this 8th day of June, 2000 by and between Schuler Homes, Inc., (hereinafter the "Company") and First Hawaiian Bank, (hereinafter the "Trustee").

                              W I T N E S S E T H:

       WHEREAS, the Company has established a deferred compensation plan (the "Plan") for the purpose of providing retirement income for key eligible employees (the "Participants") of the Company; and

       WHEREAS, the Company wishes to establish a trust (hereinafter the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of insolvency, necessary to satisfy its contractual liability to pay such benefits; and

       WHEREAS, the Company intends to make contributions to this Trust from time to time, which will be invested by the Trustee in order to meet the Company's obligations to pay such benefits; and

       WHEREAS, the Plan provides for the Company to pay benefits thereunder from its general assets, and the establishment of this Trust shall not reduce or otherwise affect the Company's continuing liability to pay benefits from such assets; however, the Company's liability shall be offset by actual benefit payments made by this Trust; and

       WHEREAS, the Trust established by this Trust Agreement is intended to be classified for income tax purposes as a "grantor trust" with the result that the income of the trust be treated as income of the Company pursuant to Subpart E of Subchapter J of Chapter 2, of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code");

       NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby declare and agree as follows:

SECTION 1 - ESTABLISHMENT AND TITLE OF TRUST

       1.1 The Company hereby establishes with the Trustee a trust to accept such sums of money and other property, including without limitation one or more insurance or annuity contracts.

       1.2 Except as provided otherwise in Section 4.2, the Trust hereby established shall be an irrevocable grantor trust.

       1.3 The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

       1.4 Except as provided otherwise in Section 4.2, the principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the purposes of the Trust and general creditors of the Company. Participants, or their beneficiaries shall have no preferred claim on, nor any beneficial ownership interest in, any assets of the Trust. Any assets held by the Trust will be subject to the claims of the Company's general creditors under Federal and state law in the event of insolvency, as defined in Section 8 of this Trust Agreement.

SECTION 2 - ACCEPTANCE BY THE TRUSTEE

       The Trustee accepts the Trust established under this Trust Agreement under the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

SECTION 3 - INVESTMENT AUTHORITY OF TRUSTEE

       3.1 The Trustee shall invest and reinvest the principal and income of the Trust and keep the entire funds of the Trust invested, without distinction between principal and income, in accordance with written instructions of the Company or such investment instructions as the Company may provide to the Trustee from time to time. The Trustee has no duty to review the investments directed by the Company and is not liable for any errors made in selecting such investments.

       3.2 The Company shall have the right to change the investment instructions at any time. All rights associated with assets of the Trust shall be exercised by the Company and shall in no event be exercisable by the Participants, or their beneficiaries, of the Trust.

       3.3 The Company shall have the right at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

       3.4 The Company shall have the right to direct the Trustee to make withdrawals, partial surrenders or loans against any life insurance contracts held in the Trust.

SECTION 4 - DISPOSITION OF INCOME

       4.1 All income received by the Trust during the term of this Trust Agreement, shall be accumulated and reinvested, net of Trust expenses and taxes. Any income tax liability shall be paid by the Company.

       4.2 No part of the principal and income of the Trust shall be recoverable by the Company until all payments required by the Plan have been made by the Company to each Participant or the Participant's beneficiary, and proof of such payment has been demonstrated to the Trustee. Notwithstanding the previous sentence, (i) if the Company is a named beneficiary of any life insurance contracts held by the Trust, then the Company shall be entitled to receive death benefit payments from such insurance contracts and (ii) the Company shall also have the right to direct the Trustee to pay from the Trust Fund to the Company any assets of the Trust that exceed the benefit liabilities of the Plan, as determined by the Company in its sole discretion.

SECTION 5 - ACCOUNTING BY TRUSTEE

       5.1 The Trustee shall keep accurate and detailed records of all investment, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee.

       5.2 The Trustee shall deliver to the Company, within ninety (90) days, following the close of each calendar year and within ninety (90) days after the removal or resignation of the Trustee, a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held in the Trust at the end of such year or as the date of such removal or resignation, as the case may be.

SECTION 6 - DUTIES AND RESPONSIBILITIES OF TRUSTEE

       6.1 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use.

       6.2 The Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust Agreement and is given in writing by the Company. In the event of a dispute between the Company and any party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

       6.3 The Trustee shall have the right to exercise any conversion privilege or subscription right available in connection with any property held by the Trust.

       6.4 The Trustee may sell, exchange or transfer any property for cash or borrow money from any lender in such amount and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to make withdrawals, partial surrenders or loans against any life insurance contracts held in the Trust.

       6.5 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

       6.6 The Trustee may engage any legal counsel, including counsel to the Company, with respect to the construction of this Trust Agreement, the duties set forth for the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit and to rely upon the advice of such counsel.

       6.7 The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein. If insurance policies are held as assets of the Trust, the Trustee shall have no power to name a beneficiary of the policies, assign any policy (as distinct from conversion of a policy) other than to a successor Trustee, or to loan to any person (as distinct from making reversions to the Company) the proceeds of any borrowing against a policy. The Company shall have the power to name the beneficiary or beneficiaries of any insurance policy held by the Trust.

       6.8 Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or pursuant to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedures and Administrative Regulations promulgated pursuant to the Code.

SECTION 7 - PAYMENTS FROM THE TRUST

       7.1 The establishment of the Trust and the payment or delivery to the Trustee of money or other property acceptable to the Trustee shall not vest in any Participant, or his or her beneficiary, any right, title or interest in and to any assets of the Trust, except as otherwise set forth in this Section 7.

       7.2 If life insurance policies are to be assets of the Trust, the Company shall provide the Trustee with a schedule that indicates the name of the insurance carrier, the policy numbers, the premium amounts (which will be paid by the Company), and the date on which premiums should be paid.

       7.3 The Trustee shall provide for the reporting and withholding of any Federal, state or local taxes that may be required to be withheld with respect to any payments made by the Trust and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld or paid by the Company.

       7.4 The Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with the Payment Schedule.

       The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify Company where principal and earnings are not sufficient.

SECTION 8 - TRUSTEE RESPONSIBILITIES REGARDING PAYMENTS WHEN COMPANY IS
INSOLVENT

       8.1 The assets of the Trust are and shall remain at all times subject to the claims of the general creditors of the Company. Accordingly, the Company shall not create a security interest in a Trust assets in favor of the Participants or the beneficiaries of the Participants or any specific creditor. If the Trustee receives notice as provided in this Section, or otherwise receives actual notice that the Company is insolvent as defined in paragraph 8.2 hereof, the Trustee will make no further distributions from the Trust to any Participant or beneficiary but will deliver the entire amount of the Trust assets only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust assets available to satisfy the claims of the Company's general creditors. The Trustee shall resume distributions from the Trust under the terms hereof, upon no less than thirty (30) days notice in advance to the Company, if the Trustee determines that the Company was not, or is no longer insolvent. Unless the Trustee has actual knowledge of the Company's insolvency, the Trustee shall have no duty to inquire whether the Company is currently insolvent.

       8.2 The Company, through either its Board of Directors or Chief Financial Officer, shall advise the Trustee promptly in writing of the Company's insolvency. The Company shall be deemed to be insolvent upon the occurrence of any of the following events:

       a. The Company shall make an assignment for the benefit of creditors, file a petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, or any trustee for it or a substantial part of its assets, or shall commence any case under any reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction whether it be Federal or state, whether now or hereafter in effect; or

       b. The Company shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business; or

       c. Conservator or receiver shall be appointed for the Company by [the Federal Depository Insurance Corporation], [The Federal Home Loan Bank Board], [or any other suitable Federal agency].

       8.3 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to this Section 8, and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due under the Plan, less any aggregate amount of such payments made by the Company during such period of discontinuance.

SECTION 9 - COMPENSATION AND EXPENSES OF TRUSTEE

       9.1 The Company shall pay all administrative fees and expenses associated with this Trust. If such fees and expenses are not so paid, such fees and expenses shall be paid from the Trust.

       9.2 The Company shall pay the Trustee such reasonable compensation for its services as may be agreed upon in writing from time to time by the Company and the Trustee.

SECTION 10 - RESIGNATION AND REMOVAL OF TRUSTEE

       10.1 The Trustee may resign at any time by written notice to the Company, which shall be effective ninety (90) days after receipt of such written notice unless the Company and the Trustee agree otherwise.

       10.2 The Trustee may be removed by the Company upon sixty (60) days written notice or upon earlier notice if so accepted by the Trustee.

       10.3 Upon a Change in Control, as defined herein, the Trustee may not be removed by management of the Company for two (2) years.

       10.4 If the Trustee resigns or is removed within two (2) years of a Change in Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11 hereof prior to the effective date of the Trustee's resignation or removal.

       10.5 Upon resignation or removal of the Trustee in appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer of assets to the successor Trustee shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer of the Trustee, unless the Company extends the time limit.

       10.6 If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs 10.1 or 10.2 of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the preceding shall be allowed as administrative expenses of the Trust.

SECTION 11 - APPOINTMENT OF SUCCESSOR TRUSTEE

       11.1   If the Trustee resigns or is removed in accordance with Section
10.1 or 10.2 hereof, the Company may appoint any third party, such as a Company trust department or any party that may be granted corporate trustee powers under state law as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the successor Trustee, who shall have all the rights, powers and duties of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer of such ownership of assets.

       11.2   If the Trustee resigns or is removed pursuant to the provisions of
Section 10.4 hereof and selects a successor trustee, the Trustee may appoint any third party such as a Company trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor trustee shall be effective when accepted in writing by the successor trustee. The successor trustee shall have all the rights and powers of the former trustee, including ownership rights in trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer of ownership of such assets.

SECTION 12 - AMENDMENT OR TERMINATION

       12.1 This Trust Agreement may be amended (subject to the limitation set forth in Section 1.2) only by a written instrument executed by the Trustee and the Company.

       12.2 The Trust shall not terminate until the date on which there are no remaining obligations under the Plan. Upon termination of the Trust any and all assets remaining in the Trust shall promptly be returned to the Company within a reasonable time agreed upon between the Trustee and the Company.

SECTION 13 - MISCELLANEOUS

       13.1 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, but shall not invalidate the remaining provisions of the Trust Agreement and shall have no force and effect on the remaining validity of the Trust Agreement.

       13.2 Communications to be addressed to the Company shall be sent to the attention of Douglas M. Tonokawa, Vice President of Finance.

       13.3 All communications to be sent to the Trustee shall be addressed to: First Hawaiian Bank, Trustee, P.O. Box 3708, Honolulu, HI 96811, Attn: James Nakaya.

       13.4   For purposes of the Trust, Change in Control shall mean:

       a. Any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept; or

       b. There is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

       13.5 This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii.

       13.6 This Trust Agreement shall be binding upon and inure to the benefit of the of the Company and Trustee and their respective successors and assigns.

       13.7 The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company.

       13.8 Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party or any corporation in which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance or any further acts.

       13.9 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

       IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

ATTEST:                                SCHULER HOMES, INC.

/s/  Lordes Sakoda                     By:  /s/  Douglas M. Tonokawa
--------------------------                 -------------------------------------
                                       Title VP Finance
                                             ----------


                                       FIRST HAWAIIAN BANK,

                                       AS TRUSTEE AFORESAID

                                       By:  /s/  James Nakaya
                                           -------------------------------------
                                       Title ASSISTANT VICE PRESIDENT